UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2013

American Casino & Entertainment Properties LLC

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-52975 (Commission File Number)	20-0573058 (I.R.S. Employer Identification No.)

2000 Las Vegas Boulevard South, Las Vegas, Nevada	89104
(Address of principal executive offices)	(Zip Code)

(702) 383-5242

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 3, 2013, American Casino & Entertainment Properties LLC (the “Company”) and certain of its subsidiaries (the “Guarantors”) entered into a First Lien Credit and Guaranty Agreement (the “First Lien Credit Agreement”) with the lenders party thereto from time to time (the “First Lien Lenders”), Deutsche Bank AG New York Branch (“DBNY”), as administrative agent, collateral agent and documentation agent, and Goldman Sachs Lending Partners LLC (“Goldman Sachs”) and Deutsche Bank Securities Inc., (“DBSI”), as joint lead arrangers, joint bookrunners and co-syndication agents. Pursuant to the terms of the First Lien Credit Agreement, the First Lien Lenders provided the Company with senior secured loan facilities in an aggregate principal amount of $230,000,000, consisting of $215,000,000 of senior secured term loans (the “First Lien Term Loans”) and $15,000,000 of senior secured revolving credit facility (the “Revolving Facility” together with the First Lien Term Loans, the “First Lien Facilities”). The maturity date of the First Lien Term Loans is the earliest to occur of (i) July 3, 2019 and (ii) the acceleration of the First Lien Term Loans, and the maturity date of the Revolving Facility is the earliest to occur of (i) July 3, 2018 and (ii) the acceleration of the Revolving Facilities.

In addition, on July 3, 2013, the Company and the Guarantors entered into a Second Lien Credit and Guaranty Agreement (the “Second Lien Credit Agreement” together with the First Lien Credit Agreement, the “Credit Agreements”) with the lenders party thereto from time to time (the “Second Lien Lenders”), DBNY, as administrative agent, collateral agent and documentation agent, and Goldman Sachs and DBSI, as joint lead arrangers, joint bookrunners and co-syndication agents. Pursuant to the terms of the Second Lien Credit Agreement, the Second Lien Lenders provided the Company with secured second lien term loans in the aggregate principal amount of $120,000,000 (the “Second Lien Term Loans”).

The proceeds of the First Lien Facilities and Second Lien Term Loans were used together with cash on hand to purchase the Company’s outstanding 11% Senior Secured Notes due 2014 (the “Notes”) that were tendered in connection with the Company’s previously announced tender offer. The remaining proceeds were used to redeem the remaining outstanding Notes.

The First Lien Term Loans bear interest either at a base rate plus 3.75% per annum or at the reserve-adjusted Eurodollar rate plus 4.75% per annum. For the Revolving Facilities, a base rate plus an applicable margin that is 2.75%, 3.25% or 3.75% per annum (depending on the Company’s First Lien Leverage Ratio) or the reserve-adjusted Eurodollar rate plus an applicable margin that is 3.75%, 4.25% or 4.75% per annum (depending on the Company’s First Lien Leverage Ratio) will apply. The Second Lien Term Loans bear interest either at a base rate plus 9.00% per annum or at the reserve-adjusted Eurodollar rate plus 10.00% per annum. Under the Credit Agreements, after the occurrence and during the continuance of any payment or bankruptcy, events of default, interest on amounts then outstanding will accrue at a rate equal to the rate then applicable thereto, or otherwise at a rate equal to the rate then applicable to loans bearing interest at the rate determined by reference to the base rate, in each case plus an additional 2.00% per annum.

Each existing and future U.S. subsidiary of the Company (other than (a) unrestricted subsidiaries, (b) certain immaterial subsidiaries, (c) any subsidiary that is prohibited by applicable law, rule or regulation from guaranteeing the First Lien Facilities or the Second Lien Term Loans or which would require governmental (including regulatory) consent, approval, license or authorization to provide a guarantee, (d) any domestic subsidiary that is a direct or indirect subsidiary of a foreign subsidiary, and (e) any direct or indirect domestic subsidiary substantially all the assets of which consist of the capital stock or indebtedness of foreign subsidiaries or unrestricted subsidiaries), have agreed to provide unconditional guarantees of the obligations of the Company under the Credit Agreements. Subject to certain exceptions (including restrictions imposed by applicable gaming laws), obligations under the First Lien Credit Agreement are secured by first priority liens on all assets of the Company and the Guarantors, and obligations under the Second Lien Credit Agreement are secured by second priority liens on all assets of the Company and the Guarantors.

The Credit Agreements contain, among other things, limitations with respect to the Company’s and the Guarantors’ ability to (i) incur other indebtedness, (ii) incur or create liens, (iii) make restricted junior payments (including dividends, distributions, buy-back redemptions or certain payments on certain debt), (iv) make subsidiary distributions, (v) engage in mergers or consolidations, (vi) dispose of certain assets (including subsidiary interests), (vii) enter into sales and lease-back transactions, (viii) enter into transactions with affiliates, (ix) change the nature of business, (x) make investments, (xi) amend organizational documents, junior indebtedness and other material agreements and (xii) change fiscal year. In addition to standard obligations, these agreements provide for a periodic delivery by the Company of its various financial statements, compliance certificates and other reports and maintenance of properties and gaming licenses. Under the Credit Agreements, the Company is also required to not to exceed certain specified levels of total leverage ratios and consolidated capital expenditures.

Events of default under the Credit Agreements include, among others, failure to make payment of principal, interest or fees when due, cross-default and cross-acceleration to other material indebtedness in excess of an amount specified under the Credit Agreements, certain events under hedging agreements, noncompliance with covenants, breaches of representations and warranties in any material respect, bankruptcy, judgments in excess of specified amounts, gaming license revocation, impairment of security interests in collateral, invalidity of guarantees, intercreditor provisions, and a change of control (as defined under the Credit Agreements). Upon an event of default, the applicable Lenders may declare the outstanding obligations under the applicable Credit Agreement to be immediately due and payable and exercise other rights and remedies provided for in the Credit Agreements.

All of the Class A voting membership interests of the Company are held by W2007/ACEP Managers Voteco, LLC (“Voteco”, an affiliate of Goldman Sachs), the members of which are comprised of current managing directors of Goldman Sachs. As such, the members of Voteco have the power to control the Company’s affairs and policies and to control the election of its board of directors, the appointment of management, the entering into of mergers, sales of substantially all of its assets and other extraordinary transactions.

On July 3, 2013, in connection with the First Lien Credit Agreement, the Company and certain subsidiaries entered into a First Lien Pledge and Security Agreement (the “First Lien Pledge and Security Agreement”) with DBNY as first lien collateral agent and a First Lien Gaming Entities Pledge Agreement (the “First Lien Gaming Entities Pledge Agreement”) with DBNY as first lien collateral agent. In connection with the Second Lien Credit Agreement, the Company and certain subsidiaries entered into a Second Lien Pledge and Security Agreement (the “Second Lien Pledge and Security Agreement”) with DBNY as second lien collateral agent and a Second Lien Gaming Entities Pledge Agreement (the “Second Lien Gaming Entities Pledge Agreement”) with DBNY as second lien collateral agent.

The foregoing summary is qualified in its entirety by reference to the full text of the Credit Agreements and the related First Lien Pledge and Security Agreement, the First Lien Gaming Entities Pledge Agreement, the Second Lien Pledge and Security Agreement and the Second Lien Gaming Entities Pledge Agreement), which are filed as exhibits hereto.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The description of the Credit Agreements set forth in Item 1.01 of this Report is incorporated herein by reference.

Item 8.01.	Other Events

On July 3, 2013, the Company called for redemption all of the remaining outstanding Notes that were not accepted for purchase on July 3, 2013 in connection with its previously announced tender offer, in accordance with the redemption provisions of the indenture governing the Notes (the “Indenture”). The redemption date for the remaining outstanding Notes will be August 2, 2013 (the “Redemption Date”). The redemption price for the remaining outstanding Notes will be 100.000% of the principal amount of the Notes redeemed, plus accrued but unpaid interest, if any, to, but not including, the Redemption Date. Payment of the redemption price will be made on or promptly after the Redemption Date. A notice of redemption, which more fully describes the terms and conditions of the redemption, has been sent to all holders of the remaining outstanding Notes.

On July 3, 2013, the Company also exercised its right to satisfy and discharge the Indenture. As a result of the satisfaction and discharge of the Indenture, the Company, ACEP Finance Corp. and the guarantors of the Notes have been released from their remaining obligations under the Indenture and the Notes.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	First Lien Credit and Guaranty Agreement by and among the Company, the Guarantors, the First Lien Lenders, DBNY, as administrative agent, collateral agent and documentation agent, and Goldman Sachs and Deutsche Bank Securities Inc., as joint lead arrangers, joint bookrunners and co-syndication agents.
10.2	Second Lien Credit and Guaranty Agreement by and among the Company, the Guarantors, the Second Lien Lenders, DBNY, as administrative agent, collateral agent and documentation agent, and Goldman Sachs and Deutsche Bank Securities Inc., as joint lead arrangers, joint bookrunners and co-syndication agents.
10.3	First Lien Pledge and Security Agreement by and among the Grantors named therein and DBNY, as first lien collateral agent.
10.4	First Lien Gaming Entities Pledge Agreement by and among the Grantors named therein and DBNY, as first lien collateral agent.
10.5	Second Lien Pledge and Security Agreement by and among the Grantors named therein and DBNY, as second lien collateral agent.
10.6	Second Lien Gaming Entities Pledge Agreement by and among the Grantors named therein and DBNY, as second lien collateral agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC (Registrant)

Date: July 3, 2013	By:	/s/ Edward W. Martin, III

Edward W. Martin, III
Chief Financial Officer

EXHIBIT INDEX

Number	Description	Method of Filing
10.1	First Lien Credit and Guaranty Agreement by and among the Company, the Guarantors, the First Lien Lenders, DBNY, as administrative agent, collateral agent and documentation agent, and Goldman Sachs and Deutsche Bank Securities Inc., as joint lead arrangers, joint bookrunners and co-syndication agents.	Filed herewith.
10.2	Second Lien Credit and Guaranty Agreement by and among the Company, the Guarantors, the Second Lien Lenders, DBNY, as administrative agent, collateral agent and documentation agent, and Goldman Sachs and Deutsche Bank Securities Inc., as joint lead arrangers, joint bookrunners and co-syndication agents.	Filed herewith.
10.3	First Lien Pledge and Security Agreement by and among the Grantors named therein and DBNY, as first lien collateral agent.	Filed herewith.
10.4	First Lien Gaming Entities Pledge Agreement by and among the Grantors named therein and DBNY, as first lien collateral agent.	Filed herewith.
10.5	Second Lien Pledge and Security Agreement by and among the Grantors named therein and DBNY, as second lien collateral agent.	Filed herewith.
10.6	Second Lien Gaming Entities Pledge Agreement by and among the Grantors named therein and DBNY, as second lien collateral agent.	Filed herewith.